Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2012 FINANCIAL RESULTS

Good financial results despite the impact of lack-of-order downtime in paper

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Second quarter 2012 net earnings of $1.61 per share, earnings before items[1] of $1.61 per share
•	Year-to-date shipments of specialty and packaging paper increased 12% compared to 2011
•	Share buybacks totaled $69 million in the second quarter of 2012

Montreal, July 27, 2012 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $59 million ($1.61 per share) for the second quarter of 2012 compared to net earnings of $28 million ($0.76 per share) for the first quarter of 2012 and net earnings of $54 million ($1.30 per share) for the second quarter of 2011. Sales for the second quarter of 2012 amounted to $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $59 million ($1.61 per share) for the second quarter of 2012 compared to earnings before items1 of $61 million ($1.65 per share) for the first quarter of 2012 and earnings before items1 of $98 million ($2.37 per share) for the second quarter of 2011.

Second quarter 2012 items:

•	None.

First quarter 2012 items:

•	Premium paid and costs related to the debt repurchase of $50 million ($30 million after tax);

•	Closure and restructuring costs, including write-down of property, plant and equipment, of $3 million ($2 million after tax); and

•	Negative impact of purchase accounting of $1 million ($1 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Second quarter 2011 items:

•	Charge of $62 million ($38 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Net losses on the sale of property, plant and equipment and business of $6 million ($5 million after tax); and

•	Closure and restructuring costs of $2 million ($1 million after tax).

“We had a good operating performance in the quarter despite costs associated with lack-of-order downtime,” said John D. Williams, President and CEO. “So far this year, our shipments have declined due to softness in market demand for paper but our average pricing and margins are holding up well. The ramp-up of the Appleton paper supply agreement and the conversion of the Marlboro, South Carolina mill to lightweight specialty and packaging grades will remove high volume paper capacity and help reduce the amount of potential downtime for the back half of 2012.”

Commenting on the Personal Care segment, Mr. Williams added, “Our Personal Care business continues its growth, reaching annualized sales of over $425 million in the second quarter. The addition of EAM Corporation will provide a long term research capability to help further differentiate our offering and grow the business.”

QUARTERLY REVIEW

Operating income before items1 was $106 million in the second quarter of 2012 compared to an operating income before items1 of $113 million in the first quarter of 2012. Depreciation and amortization totaled $96 million in the second quarter of 2012.

(In millions of dollars)	2Q 2012	1Q 2012
Sales	$1,368	$1,398
Operating income (loss)
Pulp and Paper segment	96	107
Distribution segment	(2)	(1)
Personal Care segment	12	8
Corporate	—	(5)

Total	106	109
Operating income before items[1]	106	113
Depreciation and amortization	96	97

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The decrease in operating income before items1 in the second quarter of 2012 was the result of lower shipments for papers and pulp and higher costs for both planned maintenance and for lack-of-order downtime in papers. These factors were partially offset by higher selling prices for paper and pulp, lower SG&A costs and the inclusion of Attends Europe for a full quarter.

When compared to the first quarter of 2012, paper shipments decreased 5.9% and pulp shipments decreased 5.4%. Paper deliveries of Ariva® decreased 9% when compared to the first quarter of 2012. The shipments-to-production ratio for paper was 98% in the second quarter of 2012, compared to 100% in the first quarter of 2012. Lack-of-order downtime and machine slowdowns in papers totaled 23,000 tons. Paper inventories increased by 13,000 tons while pulp inventories increased by 15,000 metric tons as at the end of June, compared to March levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $175 million and capital expenditures amounted to $76 million, resulting in free cash flow1 of $99 million for the three months ended June of 2012. Domtar’s net debt-to-total capitalization ratio1 stood at 19% at June 30, 2012 compared to 12% at December 31, 2011.

OUTLOOK

Paper shipments are expected to continue to decline with market demand and due to a shift to lower basis weight papers from the conversion of Communication paper to Specialty and packaging paper grades. Pulp markets are expected to remain challenging. We anticipate cost inflation to be moderate for the balance of the year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its second quarter 2012 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2012 earnings on October 26, 2012 before markets open, followed by a conference call at 11:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and adult incontinence products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a complete line of incontinence care products marketed primarily under the Attends® brand name. Domtar owns and operates Ariva®, an extensive network of strategically located paper and printing supplies distribution facilities. In 2011, Domtar had sales of US$5.6 billion from nearly 50 countries. The Company employs approximately 9,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2012	Three months ended June 30 2011	Six months ended June 30 2012	Six months ended June 30 2011
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,132	1,261	2,323	2,530
Distribution	172	190	361	407
Personal Care	107	—	177	—

Total for reportable segments	1,411	1,451	2,861	2,937
Intersegment sales—Pulp and Paper	(43)	(48)	(95)	(111)

Consolidated sales	1,368	1,403	2,766	2,826

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	88	94	181	186
Distribution	2	1	3	2
Personal Care	6	—	9	—

Total for reportable segments	96	95	193	188
Impairment and write-down of property, plant and equipment—Pulp and Paper	—	62	2	65

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	96	157	195	253

Operating income (loss)
Pulp and Paper	96	91	203	300
Distribution	(2)	(2)	(3)	1
Personal Care	12	—	20	—
Corporate	—	6	(5)	5

Consolidated operating income	106	95	215	306
Interest expense, net	18	21	89	42

Earnings before income taxes and equity earnings	88	74	126	264
Income tax expense	27	20	35	77
Equity loss, net of taxes	2	—	4	—

Net earnings	59	54	87	187

Per common share (in dollars)
Net earnings
Basic	1.62	1.31	2.38	4.50
Diluted	1.61	1.30	2.36	4.46
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	36.4	41.1	36.6	41.6
Diluted	36.6	41.4	36.8	41.9

Cash flows provided from operating activities	175	306	205	454
Additions to property, plant and equipment	76	20	105	33

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2012	Three months ended June 30 2011	Six months ended June 30 2012	Six months ended June 30 2011
	(Unaudited)
	$	$	$	$
Sales	1,368	1,403	2,766	2,826
Operating expenses
Cost of sales, excluding depreciation and amortization	1,075	1,056	2,163	2,077
Depreciation and amortization	96	95	193	188
Selling, general and administrative	89	88	188	178
Impairment and write-down of property, plant and equipment	—	62	2	65
Closure and restructuring costs	—	2	1	13
Other operating loss (income), net	2	5	4	(1)

	1,262	1,308	2,551	2,520

Operating income	106	95	215	306
Interest expense, net	18	21	89	42

Earnings before income taxes and equity earnings	88	74	126	264
Income tax expense	27	20	35	77
Equity loss, net of taxes	2	—	4	—

Net earnings	59	54	87	187

Per common share (in dollars)
Net earnings
Basic	1.62	1.31	2.38	4.50
Diluted	1.61	1.30	2.36	4.46
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	36.4	41.1	36.6	41.6
Diluted	36.6	41.4	36.8	41.9

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30 2012	December 31 2011
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	276	444
Receivables, less allowances of $5 and $5	642	644
Inventories	673	652
Prepaid expenses	39	22
Income and other taxes receivable	51	47
Deferred income taxes	128	125

Total current assets	1,809	1,934
Property, plant and equipment, at cost	8,624	8,448
Accumulated depreciation	(5,174)	(4,989)

Net property, plant and equipment	3,450	3,459
Goodwill	260	163
Intangible assets, net of amortization	346	204
Other assets	108	109

Total assets	5,973	5,869

Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	22	7
Trade and other payables	639	688
Income and other taxes payable	23	17
Long-term debt due within one year	6	4

Total current liabilities	690	716
Long-term debt	950	837
Deferred income taxes and other	990	927
Other liabilities and deferred credits	395	417
Shareholders' equity
Exchangeable shares	49	49
Additional paid-in capital	2,254	2,326
Retained earnings	729	671
Accumulated other comprehensive loss	(84)	(74)

Total shareholders' equity	2,948	2,972

Total liabilities and shareholders' equity	5,973	5,869

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Six months ended June 30 2012	Six months ended June 30 2011
	(Unaudited)
	$	$
Operating activities
Net earnings	87	187
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	193	188
Deferred income taxes and tax uncertainties	8	30
Impairment and write-down of property, plant and equipment	2	65
Net gains on disposals of property, plant and equipment and sale of business	—	(1)
Stock-based compensation expense	2	2
Equity loss, net	4	—
Other	(4)	1
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	26	(61)
Inventories	3	34
Prepaid expenses	(12)	(13)
Trade and other payables	(120)	(31)
Income and other taxes	—	22
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	5	12
Other assets and other liabilities	11	19

Cash flows provided from operating activities	205	454

Investing activities
Additions to property, plant and equipment	(105)	(33)
Proceeds from disposals of property, plant and equipment	—	28
Proceeds from sale of business	—	10
Acquisition of businesses, net of cash acquired	(293)	—
Other	(4)	—

Cash flows (used for) provided from investing activities	(402)	5

Financing activities
Dividend payments	(26)	(21)
Net change in bank indebtedness	15	2
Issuance of long-term debt	300	—
Repayment of long-term debt	(188)	(1)
Debt issue costs	—	(3)
Stock repurchase	(73)	(234)
Other	1	9

Cash flows provided from (used for) financing activities	29	(248)

Net (decrease) increase in cash and cash equivalents	(168)	211
Translation adjustments related to cash and cash equivalents	—	1
Cash and cash equivalents at beginning of period	444	530

Cash and cash equivalents at end of period	276	742

Supplemental cash flow information
Net cash payments for:
Interest (including $47 million of tender offer premiums in 2012)	82	37
Income taxes paid	49	25

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2012			2011
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	28	59	87	133	54	117	61	365
(+)	Impairment and write-down of property, plant and equipment	($)	1	—	1	2	38	4	9	53
(+)	Closure and restructuring costs	($)	1	—	1	8	1	1	23	33
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	—	—	(5)	5	(3)	—	(3)
(+)	Impact of purchase accounting	($)	1	—	1	—	—	1	—	1
(+)	Loss on repurchase of long-term debt	($)	30	—	30	—	—	3	—	3
(=)	Earnings before items	($)	61	59	120	138	98	123	93	452
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	37.0	36.6	36.8	42.4	41.4	39.7	37.4	40.2
(=)	Earnings before items per diluted share	($)	1.65	1.61	3.26	3.25	2.37	3.10	2.49	11.24

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	28	59	87	133	54	117	61	365
(+)	Equity loss, net of taxes	($)	2	2	4	—	—	—	7	7
(+)	Income tax expense	($)	8	27	35	57	20	45	11	133
(+)	Interest expense, net	($)	71	18	89	21	21	25	20	87
(=)	Operating income	($)	109	106	215	211	95	187	99	592
(+)	Depreciation and amortization	($)	97	96	193	93	95	93	95	376
(+)	Impairment and write-down of property, plant and equipment	($)	2	—	2	3	62	8	12	85
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	—	—	(7)	6	(4)	(1)	(6)
(=)	EBITDA	($)	208	202	410	300	258	284	205	1,047
(/)	Sales	($)	1,398	1,368	2,766	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin	(%)	15%	15%	15%	21%	18%	20%	15%	19%
	EBITDA	($)	208	202	410	300	258	284	205	1,047
(+)	Closure and restructuring costs	($)	1	—	1	11	2	1	38	52
(+)	Impact of purchase accounting	($)	1	—	1	—	—	1	—	1
(=)	EBITDA before items	($)	210	202	412	311	260	286	243	1,100
(/)	Sales	($)	1,398	1,368	2,766	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin before items	(%)	15%	15%	15%	22%	19%	20%	18%	20%

Reconciliation of "Free cash flow" to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	30	175	205	148	306	257	172	883
(-)	Additions to property, plant and equipment	($)	(29)	(76)	(105)	(13)	(20)	(31)	(80)	(144)
(=)	Free cash flow	($)	1	99	100	135	286	226	92	739
"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	13	22		25	25	17	7
(+)	Long-term debt due within one year	($)	6	6		2	2	5	4
(+)	Long-term debt	($)	952	950		825	824	837	837
(=)	Debt	($)	971	978		852	851	859	848
(-)	Cash and cash equivalents	($)	(315)	(276)		(604)	(742)	(461)	(444)
(=)	Net debt	($)	656	702		248	109	398	404
(+)	Shareholders' equity	($)	3,009	2,948		3,288	3,194	2,999	2,972
(=)	Total capitalization	($)	3,665	3,650		3,536	3,303	3,397	3,376
	Net debt	($)	656	702		248	109	398	404
(/)	Total capitalization	($)	3,665	3,650		3,536	3,303	3,397	3,376
(=)	Net debt-to-total capitalization	(%)	18%	19%		7%	3%	12%	12%

"Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)
			Q1'12	Q2'12	Q3'12	Q4'12	YTD	Q1'12	Q2'12	Q3'12	Q4'12	YTD	Q1'12	Q2'12	Q3'12	Q4'12	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	107	96	—	—	203	(1)	(2)	—	—	(3)	8	12	—	—	20
(+)	Impairment and write-down of property, plant and equipment	($)	2	—	—	—	2	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	1	—	—	—	1	—	—	—	—	—	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	110	96	—	—	206	(1)	(2)	—	—	(3)	9	12	—	—	21
Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	110	96	—	—	206	(1)	(2)	—	—	(3)	9	12	—	—	21
(+)	Depreciation and amortization	($)	93	88	—	—	181	1	2	—	—	3	3	6	—	—	9
(=)	EBITDA before items	($)	203	184	—	—	387	—	—	—	—	—	12	18	—	—	30
(/)	Sales	($)	1,191	1,132	—	—	2,323	189	172	—	—	361	70	107	—	—	177
(=)	EBITDA margin before items	(%)	17%	16%	—	—	17%	—	—	—	—	—	17%	17%	—	—	17%

			Corporate					Total
			Q1'12	Q2'12	Q3'12	Q4'12	YTD	Q1'12	Q2'12	Q3'12	Q4'12	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	(5)	—	—	—	(5)	109	106	—	—	215
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	2	—	—	—	2
(+)	Closure and restructuring costs	($)	—	—	—	—	—	1	—	—	—	1
(+)	Impact of purchase accounting	($)	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	(5)	—	—	—	(5)	113	106	—	—	219
Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	(5)	—	—	—	(5)	113	106	—	—	219
(+)	Depreciation and amortization	($)	—	—	—	—	—	97	96	—	—	193
(=)	EBITDA before items	($)	(5)	—	—	—	(5)	210	202	—	—	412
(/)	Sales	($)	—	—	—	—	—	1,450	1,411	—	—	2,861
(=)	EBITDA margin before items	(%)	—	—	—	—	—	14%	14%	—	—	14%

"Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.

On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)
			Q1'11	Q2'11	Q3'11	Q4'11	YTD	Q1'11	Q2'11	Q3'11	Q4'11	YTD	Q1'11	Q2'11	Q3'11	Q4'11	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	209	91	189	92	581	3	(2)	(1)	—	—	—	—	—	7	7
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	12	85	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	11	2	1	37	51	—	—	—	1	1	—	—	—	—	—
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	(4)	12	(4)	(1)	3	(3)	—	—	—	(3)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	1	—	1
(=)	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8
Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8
(+)	Depreciation and amortization	($)	92	94	91	91	368	1	1	1	1	4	—	—	1	3	4
(=)	EBITDA before items	($)	311	261	285	231	1,088	1	(1)	—	2	2	—	—	2	10	12
(/)	Sales	($)	1,269	1,261	1,246	1,177	4,953	217	190	197	177	781	—	—	17	54	71
(=)	EBITDA margin before items	(%)	25%	21%	23%	20%	22%	—	—	—	1%	—	—	—	12%	19%	17%

			Corporate					Total
			Q1'11	Q2'11	Q3'11	Q4'11	YTD	Q1'11	Q2'11	Q3'11	Q4'11	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	(1)	6	(1)	—	4	211	95	187	99	592
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	3	62	8	12	85
(+)	Closure and restructuring costs	($)	—	—	—	—	—	11	2	1	38	52
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	(6)	—	—	(6)	(7)	6	(4)	(1)	(6)
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	1	—	1
(=)	Operating income (loss) before items	($)	(1)	—	(1)	—	(2)	218	165	193	148	724
Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	(1)	—	(1)	—	(2)	218	165	193	148	724
(+)	Depreciation and amortization	($)	—	—	—	—	—	93	95	93	95	376
(=)	EBITDA before items	($)	(1)	—	(1)	—	(2)	311	260	286	243	1,100
(/)	Sales	($)	—	—	—	—	—	1,486	1,451	1,460	1,408	5,805
(=)	EBITDA margin before items	(%)	—	—	—	—	—	21%	18%	20%	17%	19%

"Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On September 1, 2011, the Company acquired 100% of the shares of Attends Healthcare Inc.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2012			2011
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,191	1,132	2,323	1,269	1,261	1,246	1,177	4,953
Intersegment sales—Pulp and Paper	($)	(52)	(43)	(95)	(63)	(48)	(43)	(39)	(193)
Operating income	($)	107	96	203	209	91	189	92	581
Depreciation and amortization	($)	93	88	181	92	94	91	91	368
Impairment and write-down of property, plant and equipment	($)	2	—	2	3	62	8	12	85
Papers
Papers Production	('000 ST)	870	832	1,702	899	890	875	871	3,535
Papers Shipments	('000 ST)	870	819	1,689	913	901	889	831	3,534
Communication Papers	('000 ST)	756	705	1,461	816	794	784	729	3,123
Specialty and Packaging	('000 ST)	114	114	228	97	107	105	102	411
Pulp
Pulp Shipments(a)	('000 ADMT)	389	368	757	375	361	358	403	1,497
Hardwood Kraft Pulp	(%)	15%	16%	19%	20%	19%	18%	19%	19%
Softwood Kraft Pulp	(%)	61%	57%	57%	55%	54%	57%	58%	57%
Fluff Pulp	(%)	24%	27%	24%	25%	27%	25%	23%	24%
Distribution Segment
Sales	($)	189	172	361	217	190	197	177	781
Operating income (loss)	($)	(1)	(2)	(3)	3	(2)	(1)	—	—
Depreciation and amortization	($)	1	2	3	1	1	1	1	4
Personal Care Segment
Sales	($)	70	107	177	—	—	17	54	71
Operating income	($)	8	12	20	—	—	—	7	7
Depreciation and amortization	($)	3	6	9	—	—	1	3	4
Average Exchange Rates	$US / $CAN	1.001	1.010	1.006	0.986	0.968	0.980	1.023	0.989
	$CAN / $US	0.999	0.990	0.994	1.014	1.034	1.021	0.977	1.011
	€EUR / $US	1.312	1.283	1.297	—	—	—	—	—

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term "ST" refers to a short ton and the term "ADMT" refers to an air dry metric ton.

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